Filed Pursuant to Rule 424(b)(7) under the
Securities Act of 1933 in connection
with Registration No. 333-180695

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 26, 2012)

1,700,000 Shares

MagnaChip Semiconductor Corporation

Common Stock

The selling stockholders named in this prospectus supplement, which are affiliated with directors of our company, are offering 1,700,000 shares of our common stock, $0.01 par value per share, at a price of $21.20 per share. We are not selling any shares of our common stock in this offering. We will not receive any proceeds from the sale of our common stock by the selling stockholders. See “Selling Stockholders.”

Our common stock is traded on New York Stock Exchange, or NYSE, under the symbol “MX.” On September 9, 2013, the last reported sale price of our common stock on the NYSE was $21.68 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$21.20	$36,040,000
Underwriting discounts and commissions(1)	$0.20	$340,000
Proceeds, before expenses, to the selling stockholders	$21.00	$35,700,000

(1)	See “Underwriting” for a description of compensation payable to the underwriter in connection with this offering.

The underwriter expects to deliver the shares of our common stock to purchasers on or about September 13, 2013.

Sole Book-Running Manager

Barclays

Prospectus supplement dated September 9, 2013.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. We and the selling stockholders have not, and the underwriter has not, authorized any other person to provide you with different or additional information. We, the selling stockholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, operating results and prospects may have changed since those dates. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering and the offering of our common stock in certain jurisdictions may be restricted by law. If you possess this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering, you should find out about and observe these restrictions.

“MagnaChip” is a registered trademark of us and our subsidiaries and “MagnaChip Everywhere” is our registered trademark and service mark. All other product, service and company names mentioned in this prospectus are the service marks or trademarks of their respective owners.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part, this prospectus supplement, and the second part, the accompanying prospectus, are each part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell shares of our common stock in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering and updates with respect to information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, includes additional information not contained in this prospectus supplement or the accompanying prospectus. You should read this prospectus supplement, the registration statement and the accompanying prospectus together with the documents incorporated by reference into this prospectus supplement before buying any shares of our common stock in this offering.

Unless the context otherwise indicates, the terms “we,” “us,” “our” and “MagnaChip” refer to MagnaChip Semiconductor Corporation and its consolidated subsidiaries. The term “Korea” refers to the Republic of Korea or South Korea.

S-ii

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. This summary is qualified in its entirety by the more detailed information appearing elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference in this prospectus supplement, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-3.

The Company

Overview

We are a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. We believe we have one of the broadest and deepest analog and mixed-signal semiconductor technology platforms in the industry, supported by our 30-year operating history, large portfolio of approximately 3,200 registered novel patents and 130 pending novel patent applications, and extensive engineering and manufacturing process expertise. Our business is comprised of three key segments: Display Solutions, Power Solutions and Semiconductor Manufacturing Services. Our Display Solutions products include display drivers that cover a wide range of flat panel displays and multimedia devices. Our Power Solutions products include discrete and integrated circuit solutions for power management in high-volume consumer applications. Our Semiconductor Manufacturing Services segment provides specialty analog and mixed-signal foundry services for fabless semiconductor companies that serve the consumer, computing and wireless end markets.

Our wide variety of analog and mixed-signal semiconductor products and manufacturing services combined with our deep technology platform allows us to address multiple high-growth end markets and to rapidly develop and introduce new products and services in response to market demands. Our substantial manufacturing operations in Korea and design center in Korea place us at the core of the global consumer electronics supply chain. We believe this enables us to quickly and efficiently respond to our customers’ needs and allows us to better serve and capture additional demand from existing and new customers.

Corporate Information and History

Our principal executive offices are located at: c/o MagnaChip Semiconductor S.A., 74, rue de Merl, L-2146 Luxembourg, Grand Duchy of Luxembourg, and our telephone number is (352) 45-62-62. Our website address is www.magnachip.com. You should not consider the information contained on our website to be part of this prospectus supplement or in deciding whether to purchase shares of our common stock.

As of August 31, 2013, the selling stockholders in this offering, funds affiliated with Avenue Capital Management II, L.P., collectively referred to herein as Avenue, beneficially owned 6,344,939 shares, or approximately 17.7%, of our outstanding common stock, including 555,961 shares of common stock issuable upon exercise of outstanding warrants that are currently exercisable, and, on an adjusted basis, after giving effect to this offering, approximately 13.0% of our common stock would have been beneficially owned by Avenue, based upon the number of shares of common stock outstanding as of August 31, 2013.

The Offering

Common Stock Offered by the Selling Stockholders	1,700,000 shares of common stock.

Selling Stockholders	The selling stockholders in this offering are funds affiliated with Avenue Capital Management II, L.P., which collectively beneficially owned approximately 17.7% of our outstanding common stock as of August 31, 2013, and are affiliated with directors of our company. See “Selling Stockholders.”

Common Stock to Be Outstanding Immediately after this Offering	35,248,696 shares of common stock

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders but we will be required to pay certain expenses related to this offering. The proceeds will go to the selling stockholders. See “Use of Proceeds.”

Dividend Policy	We do not intend to pay dividends on our common stock in the foreseeable future.

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-3 of this prospectus supplement, together with all of the other information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in shares of our common stock.

NYSE Symbol	MX

Unless otherwise indicated, all common stock information in this prospectus supplement excludes:

•	4,474,658 shares of our common stock issuable upon exercise of outstanding options and warrants as of August 31, 2013; and

•	1,814,694 shares of our common stock reserved for future issuance pursuant to future grants under our 2011 Equity Incentive Compensation Plan and our 2011 Employee Stock Purchase Plan as of August 31, 2013.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the risk factors described in “Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 that was filed with the SEC and incorporated herein by reference in their entirety, as well as the other information incorporated by reference in this prospectus supplement and the accompanying prospectus. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition or results of operations. As a result, the price of our common stock could decline and you could lose all or part of your investment in our common stock. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect our business, financial condition or results of operations.

Risks Related to Ownership of Our Common Stock

The price of our common stock may be volatile and you may lose all or a part of your investment.

The trading price of our common stock might be subject to wide fluctuations. Factors, some of which are beyond our control, that could affect the trading price of our common stock may include:

•	actual or anticipated variations in our results of operations from quarter to quarter or year to year;

•	announcements by us or our competitors of significant agreements, technological innovations or strategic alliances;

•	changes in recommendations or estimates by any securities analysts who follow our securities;

•	addition or loss of significant customers;

•	recruitment or departure of key personnel;

•	changes in economic performance or market valuations of competing companies in our industry;

•	price and volume fluctuations in the overall stock market;

•	market conditions in our industry, end markets and the economy as a whole;

•	subsequent sales of stock and other financings; and

•	litigation, legislation, regulation or technological developments that adversely affect our business.

In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation often has been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares, and you could lose some or the entire amount of your investment.

Significant ownership of our common stock by certain stockholders could adversely affect our other stockholders.

Based upon the number of shares of common stock outstanding as of August 31, 2013, our executive officers, directors and Avenue collectively beneficially owned approximately 18.0% of our common stock, excluding shares of common stock issuable upon exercise of outstanding options and warrants, and 21.7% of our common stock, including shares of common stock issuable upon exercise of outstanding options and warrants that are exercisable within sixty days of August 31, 2013. After giving effect to this offering, on an as adjusted basis approximately 13.0% of our common stock would have been beneficially owned by Avenue, based upon the number of shares of common stock outstanding as of August 31, 2013. In addition, affiliates of Avenue currently have two employees serving as members of our seven-member board of directors. Therefore, Avenue will continue to have significant influence over our affairs for the foreseeable future, including influence over the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets.

Our concentration of ownership may limit the ability of other stockholders to influence corporate matters and, as a result, we may take actions that our public stockholders do not view as beneficial. For example, our concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which in turn could cause the market price of our common stock to decline or prevent our stockholders from realizing a premium over the market price for their shares of our common stock.

Under our certificate of incorporation, our non-employee directors and non-employee holders of five percent or more of our outstanding common stock do not have a duty to refrain from engaging in a corporate opportunity in the same or similar activities or lines of business as those engaged in by us, our subsidiaries and other related parties. Also, we have renounced any interest or expectancy in such business opportunities even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted an opportunity to do so.

Future sales of significant amounts of our common stock could negatively affect our stock price, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could materially adversely affect the market price of our common stock. As of August 31, 2013, we had 35,248,696 shares of common stock outstanding. As of August 31, 2013, Avenue beneficially owned 6,344,939 shares, or approximately 17.7%, of our outstanding common stock, including 555,961 shares of common stock issuable upon exercise of outstanding warrants that are exercisable within 60 days of August 31, 2013, and on an adjusted basis, after giving effect to this offering, approximately 13.0% of our common stock would have been beneficially owned by Avenue, based upon the number of shares of common stock outstanding as of August 31, 2013. All of our currently outstanding shares that were issued pursuant to Section 1145 of the U.S. Bankruptcy Code, including Avenue’s shares, or issued or sold pursuant to an effective registration statement or Rule 144, are eligible for sale from time to time under Rule 144 or Section 4(a)(1) of the Securities Act of 1933, as amended, or the Securities Act, subject only to the limitations on affiliate sales. Additionally, all 6,344,939 shares beneficially owned by Avenue are registered for resale under an effective shelf registration statement, of which this prospectus supplement is a part, and the remaining shares thereunder after giving effect to this offering may be sold at any time or from time to time by Avenue, subject to any applicable lock-up agreement related to this offering. In addition, up to 4,474,658 shares of common stock issuable upon exercise of outstanding options and warrants (including those held by Avenue) are eligible for sale under our existing Form S-8 registration statements, or under Rule 144 or Section 4(a)(1) of the Securities Act, subject only to limitations on affiliate sales. If any of our stockholders, including Avenue, sells or is perceived by the market as intending to sell substantial amounts of our common stock, the market price of our common stock could drop significantly, even if our business is doing well.

You may experience future dilution as a result of future equity offerings.

In the future, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock in order to raise additional capital. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. Investors purchasing shares or other securities in the future could have rights, preferences or privileges senior to those of existing stockholders and you may experience dilution. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. As of August 31, 2013, 1,814,694 shares of our common stock were reserved for future issuance under our 2011 Equity Incentive Compensation Plan and our 2011 Employee Stock Purchase Plan. As of August 31, 2013, there were also 4,474,658 shares of our common stock issuable upon the exercise of outstanding options and warrants. You may incur additional dilution upon the grant of any shares under our equity incentive plans or upon exercise of any outstanding stock options or warrants.

Provisions in our charter documents and Delaware Law may make it difficult for a third party to acquire us and could depress the price of our common stock.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Among other things, our certificate of incorporation and bylaws:

•	authorize our board of directors to issue, without stockholder approval, preferred stock with such terms as the board of directors may determine;

•	divide our board of directors into three classes so that only approximately one-third of the total number of directors is elected each year;

•	permit directors to be removed only for cause by a majority vote of the stockholders;

•	prohibit action by written consent of our stockholders;

•	prohibit any person other than our board of directors, the chairman of our board of directors, our Chief Executive Officer or holders of at least 25% of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors to call a special meeting of our stockholders; and

•	specify advance notice requirements for stockholder proposals and director nominations.

In addition we are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers and which has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for shares of our common stock. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such date, the business combination is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, DGCL Section 203 defines a business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, DGCL Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of, and do not currently intend to opt out of, this provision.

We do not intend to pay dividends for the foreseeable future, and therefore, investors should rely on sales of their common stock as the only way to realize any future gains on their investments.

We do not intend to pay any cash dividends in the foreseeable future. The payment of cash dividends on common stock is restricted under the terms of the indenture for our senior notes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act that involve risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in this prospectus supplement and the accompanying prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus supplement and the accompanying prospectus are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors that we discuss under the heading “Risk Factors” in this prospectus supplement and in our most recent Quarterly Report on Form 10-Q and any subsequently filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

You should read these risk factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. We cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All of the proceeds will go to the selling stockholders. We have agreed to pay certain expenses related to this offering, which we estimate to be approximately $450,000.

The selling stockholders in this offering are funds affiliated with Avenue Capital Management II, L.P., which collectively beneficially owned approximately 17.7% of our outstanding common stock as of August 31, 2013, and are affiliated with directors of our company. See “Selling Stockholders.”

SELLING STOCKHOLDERS

Beneficial Ownership

The following table sets forth information with respect to the beneficial ownership of our common stock held as of August 31, 2013 by the selling stockholders and the shares the underwriter has agreed to purchase from the selling stockholders. The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest.

The percentages in the following table reflect the common stock beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock held and, to the extent applicable, issuable to the selling stockholders upon the exercise or conversion of any of our securities that are exercisable or convertible within 60 days of August 31, 2013. As of August 31, 2013, we had 35,248,696 shares of common stock outstanding.

The information set forth in the table below is based on information provided by or on behalf of the selling stockholders.

	Shares of Common Stock Beneficially Owned prior to the Offering		Shares of Common Stock Offered Hereby Number	Shares of Common Stock Beneficially Owned after the Offering(1)
	Number	Percentage		Number	Percentage
Avenue Special Situations Fund V,L.P.(2)(3)(4)	1,768,864	5.0%	877,034	891,830	2.5%
Avenue Special Situations Fund IV, L.P.(2)(3)(5)	1,357,597	3.8%	702,664	654,933	1.8%
Avenue International Master, L.P.(2)(3)(6)	2,237,100	6.3%	—	2,237,100	6.3%
Avenue-CDP Global Opportunities Fund, L.P. (2)(3)(7)	235,541	0.7%	120,302	115,239	0.3%
Avenue Investments L.P.(2)(3)(8)	745,837	2.1%	—	745,837	2.1%

Total	6,344,939	17.7%	1,700,000	4,644,939	13.0%

(1)	Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus supplement and do not acquire beneficial ownership of any additional shares of common stock.
(2)	Affiliated with us as described in “—Material Relationships.”
(3)	The following entities and persons are collectively referred to in this table as the “Avenue Capital Group”: (i) Avenue Investments, L.P. (“Avenue Investments”), (ii) Avenue International Master, L.P. (“Avenue International Master”), (iii) Avenue International, Ltd. (“Avenue International”), the sole limited partner of Avenue International Master, (iv) Avenue International Master GenPar, Ltd. (“Avenue International GenPar”), the general partner of Avenue International Master, (v) Avenue Partners, LLC (“Avenue Partners”), the general partner of Avenue Investments and the sole shareholder of Avenue International GenPar, (vi) Avenue-CDP Global Opportunities Fund, L.P. (“Avenue-CDP”), (vii) Avenue Global Opportunities Fund GenPar, LLC (“Avenue Global GenPar”), the general partner of Avenue-CDP, (viii) Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”), (ix) Avenue Capital Partners IV, LLC (“Avenue Capital IV”), the general partner of Avenue Fund IV, (x) GL Partners IV, LLC (“GL IV”), the managing member of Avenue Capital IV, (xi) Avenue Special Situations Fund V, L.P. (“Avenue Fund V”), (xii) Avenue Capital Partners V, LLC (“Avenue Capital V”), the general partner of Avenue Fund V, (xiii) GL Partners V, LLC (“GL V”), the managing member of Avenue Capital V, (xiv) Avenue Capital Management II, L.P. (“Avenue Capital Management”), the investment manager to Avenue Investments, Avenue International Master, Avenue-CDP, Avenue Fund IV and Avenue Fund V (collectively, the “Avenue Funds”), (xv) Avenue Capital Management II GenPar, LLC (“Avenue Capital Management GenPar”), the general partner of Avenue Capital Management, and (xvi) Marc Lasry, the managing member of Avenue International GenPar, Avenue Partners, Avenue Global GenPar, GL IV, GL V and Avenue Capital Management GenPar.

Prior to the offering, Avenue Capital Group beneficially owns 6,344,939 shares of common stock, which includes 555,961 shares of common stock the Avenue Capital Group may receive through the exercise of outstanding warrants.

The Avenue Funds have the sole power to vote and dispose of the common stock and warrants held by them. Avenue International, Avenue International GenPar, Avenue Partners, Avenue Global GenPar, Avenue Capital IV, GL IV, Avenue Capital V, GL V, Avenue Capital Management, Avenue Capital Management GenPar and Marc Lasry have the shared power to vote and dispose of the common stock and warrants held by the Avenue Funds, all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest.

(4)	Prior to the offering, Avenue Fund V beneficially owns 1,768,864 shares of common stock, or 5.0%, which represents 1,496,149 shares of common stock and 272,715 shares of common stock issuable upon the exercise of warrants held by Avenue Fund V. The securities owned by Avenue Fund V may also be deemed to be beneficially owned by Avenue Capital V, its general partner; GL V, the managing member of Avenue Capital V; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and GL V; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue Fund V, please see footnote (3).
(5)	Prior to the offering, Avenue Fund IV beneficially owns 1,357,597 shares of common stock, or 3.8%, which represents 1,198,687 shares of common stock and 158,910 shares of common stock issuable upon the exercise of warrants held by Avenue Fund IV. The securities owned by Avenue Fund IV may also be deemed to be beneficially owned by Avenue Capital IV, its general partner; GL IV, the managing member of Avenue Capital IV; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and GL IV; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue Fund IV, please see footnote (3).
(6)	Prior to the offering, Avenue International Master beneficially owns 2,237,100 shares of common stock, or 6.3%, which represents 2,166,652 shares of common stock and 70,448 shares of common stock issuable upon the exercise of warrants held by Avenue International Master. The securities owned by Avenue International Master may also be deemed to be beneficially owned by Avenue International, its sole limited partner; Avenue International GenPar, its general partner; Avenue Partners, the sole shareholder of Avenue International GenPar; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar, Avenue Partners and Avenue International GenPar; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue International Master, please see footnote (3).
(7)	Prior to the offering, Avenue-CDP beneficially owns 235,541 shares of common stock, or 0.7%, which represents 205,226 shares of common stock and 30,315 shares of common stock issuable upon the exercise of warrants held by Avenue-CDP. The securities owned by Avenue-CDP may also be deemed to be beneficially owned by Avenue Global GenPar, its general partner; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and Avenue Global GenPar; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue-CDP, please see footnote (3).
(8)

Prior to the offering, Avenue Investments beneficially owns 745,837 shares of common stock, or 2.1%, which represents 722,264 shares of common stock and 23,573 shares of common stock issuable upon the exercise of warrants held by Avenue Investments. The securities owned by Avenue Investments may also be deemed to be beneficially owned by Avenue Partners, its general partner; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and Avenue

Partners; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue Investments, please see footnote (3).

Material Relationships

Avenue Beneficial Ownership and Directors

As of August 31, 2013, Avenue beneficially owned 6,344,939 shares of common stock, or approximately 17.7% of our outstanding common stock, including 555,961 shares of common stock issuable upon exercise of outstanding warrants that are currently exercisable. In addition, affiliates of Avenue currently have two employees, Messrs. Klein and Mulhern, serving as members of our seven-member board of directors. Mr. Elkins, a current member of our board of directors, was previously employed by affiliates of Avenue until December 31, 2012 and currently serves as a consultant to affiliates of Avenue.

Issuance of Common Stock

Prior to the completion of our conversion into a Delaware corporation, all of our outstanding equity securities were issued in the form of units by MagnaChip Semiconductor LLC. The following paragraph discusses the number of shares of our common stock that were issued to Avenue in conversion of the units upon the completion of the corporate conversion.

In connection with our reorganization proceedings, Avenue received an aggregate of 1,043,544 shares of common stock and warrants to purchase up to an aggregate of 555,961 shares of common stock in exchange for the release of claims relating to outstanding indebtedness in an aggregate principal amount of approximately $322.6 million. Avenue also acquired 22,016,423 shares of common stock at $1.12 per share pursuant to a $35 million rights offering that we completed in November 2009 and an additional 3,750,000 shares of common stock for providing a backstop service in agreeing to purchase any unsubscribed units in the offering.

Registration Rights Agreement

On November 9, 2009, we entered into a registration rights agreement, which we refer to in this prospectus supplement as the “Registration Rights Agreement,” with the holders of MagnaChip Semiconductor LLC’s common units issued in our reorganization proceedings, including Avenue, where we granted them registration rights with respect to our common stock.

Warrant Agreement

On November 9, 2009, we entered into a warrant agreement with American Stock Transfer & Trust Company, LLC, which we refer to in this prospectus as the “Warrant Agreement,” whereby we issued warrants to purchase an aggregate of 1,875,017 shares of common stock pursuant to the reorganization proceedings to certain former creditors, which included Avenue.

Senior Debt

In April 2010, we sold $250 million of 10.500% senior notes to repay our senior secured credit facility. Avenue, our majority stockholder and affiliates, purchased $35 million in principal amount of our 10.500% senior notes. On May 16, 2011, two of our wholly-owned subsidiaries, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, repurchased $35 million of the 10.500% senior notes from Avenue, at a price of $1,090 per $1,000 principal amount of 10.500% senior notes. We paid Avenue $2.2 million in interest for the year ended December 31, 2011.

Notes Registration Rights Agreement

In connection with the original issuance and sale of the 10.500% senior notes, we entered into an exchange and registration rights agreement, dated as of April 9, 2010, with the initial purchasers of the 10.500% senior notes pursuant to which we agreed to file, and thereafter filed, with the SEC a registration statement covering a registered exchange offer by us for the 10.500% senior notes and a shelf registration statement covering resales of the 10.500% senior notes by certain holders, including Avenue.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of shares of our common stock to a non-U.S. holder who purchases our common stock in this offering. For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that for U.S. federal income tax purposes is neither a U.S. person nor a partnership or other pass-through entity, as discussed below. The term “U.S. person” means:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

If a partnership or other pass-through entity holds common stock, the tax treatment of a partner or member in the partnership or other entity will generally depend on the status of the partner or member and upon the activities of the partnership or other entity. Accordingly, we urge partnerships or other pass-through entities which hold shares of our common stock and partners or members in such partnerships or other entities to consult their tax advisors.

This discussion assumes that non-U.S. holders will hold shares of our common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. holder’s special tax status or special tax situations. Life insurance companies, U.S. expatriates, tax-exempt organizations, dealers in securities or currency, banks or other financial institutions, pension funds, controlled foreign corporations within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended, or the Code, passive foreign investment companies within the meaning of Section 1297 of the Code, corporations that accumulate earnings to avoid U.S. federal income tax, and investors that hold shares of common stock as part of a hedge, straddle or conversion transaction are among those categories of potential investors that are subject to special rules not covered in this discussion. This discussion does not address any non-income tax consequences or any income tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Furthermore, the following discussion is based on current provisions of the Code, Treasury Regulations and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Additionally, we have not sought any ruling from the Internal Revenue Service, or IRS, with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with these statements and conclusions. We urge each prospective purchaser to consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our common stock.

Distributions

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. If, however, we do make distributions on our common stock, those distributions will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will first constitute a return of capital and will reduce a holder’s basis, but not below zero, and then will be treated as gain from the sale of shares and may be subject to U.S. federal income tax as described below.

Any distribution that is a dividend, as described above, paid to a non-U.S. holder of common stock generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must timely provide us with an IRS Form W-8BEN (or applicable successor form) certifying qualification for the reduced rate.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder (and attributable to a non-U.S. holder’s permanent establishment in the United States if required by an applicable tax treaty) are exempt from this withholding tax. In order to obtain this exemption, a non-U.S. holder must provide us with an IRS Form W-8ECI properly certifying this exemption. Dividends that are so effectively connected (and, if required by an applicable tax treaty, attributable to a permanent establishment), although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of specified deductions and credits. In addition, such dividends received by a corporate non-U.S. holder may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified in a tax treaty).

A non-U.S. holder of common stock that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld if an appropriate claim for refund is filed with the IRS.

Gain on Disposition of Shares of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized upon the sale or other disposition of shares of our common stock unless:

•	the gain is effectively connected with a U.S. trade or business of the non-U.S. holder (and attributable to a permanent establishment in the United States if required by an applicable tax treaty);

•	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

•	our common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the date of disposition or the holder’s holding period for shares of our common stock. We believe that we are not currently, and we believe that we will not become, a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a “United States real property holding corporation,” so long as our common stock is regularly traded on an established securities market, only a non-U.S. holder who, actually or constructively, holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of shares of our common stock will be subject to U.S. federal income tax on the disposition of shares of our common stock by reason of such status.

If the recipient is a non-U.S. holder described in the first bullet or third bullet above, the recipient will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders described in the first bullet above may be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

If the recipient is an individual non-U.S. holder described in the second bullet above, the recipient will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by certain U.S. source capital losses, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Payments of distributions or of proceeds on the disposition of shares made to a non-U.S. holder may be subject to information reporting and backup withholding at the then effective rate unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on a Form W-8BEN or another appropriate version of Form W-8. Notwithstanding the foregoing, information reporting and backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, so long as the required information is furnished to the IRS in a timely manner.

Legislation Relating to Foreign Accounts and Foreign Financial Institutions

Legislation enacted on March 8, 2010 imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities, subject to certain exceptions. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to foreign intermediaries and certain non-U.S. holders. Subject to certain exceptions, the legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or the non-financial foreign entity is qualified for an exemption from such withholding. If the payee is a foreign financial institution that is not otherwise exempt, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. As clarified by recent guidance, the legislation would apply to dividends with respect to our common stock made after June 30, 2014 and for payments in respect of gross proceeds from sales or other dispositions after December 31, 2016. Agreements entered into between the U.S. government and non-U.S. governments could also implement this legislation in a different manner. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

We, the selling stockholders and Barclays Capital Inc., as underwriter in this offering, have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase from the selling stockholders 1,700,000 shares of our common stock.

The underwriter is committed to take and pay for all of the shares being offered, if any are taken.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling stockholders.

Per Share	$0.20
Total	$340,000

Shares sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all the shares are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We, the selling stockholders and certain of our directors affiliated with the selling stockholders have agreed with the underwriter, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock, or any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock, whether now owned or hereinafter acquired (including holding as a custodian) or with respect to which such person has beneficial ownership during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriter.

Our common stock is listed on the NYSE under the symbol “MX.”

In connection with this offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in this offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of this offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

A prospectus in electronic format will be available on the websites maintained by the underwriter participating in this offering. The underwriter may agree to allocate a number of shares for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter that makes internet distributions on the same basis as other allocations.

We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $450,000. We have also agreed to reimburse the underwriter for certain of its expenses in an amount up to $10,000 as set forth in the underwriting agreement.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for any such liabilities.

The underwriter and its affiliates are a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which it received or will receive customary fees and expenses. Barclays Capital Inc. facilitates our stock repurchase program.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriter with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriter, is authorized to make any further offer of the shares on behalf of the sellers or the underwriter.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.411-3, D.411-4, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-I-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (offre au public).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier and applicable regulations thereunder.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong); and any advertisement, invitation or document relating to the shares will be issued only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (“Corporations Act”)) in relation to the common shares has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) a person associated with the company under section 708(12) of the Corporations Act; or

(iv) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the common shares for resale in Australia within 12 months of that common shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Chile

The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

LEGAL MATTERS

Jones Day, Palo Alto, California, will pass on the validity of the shares of common stock to be offered hereby. Certain matters will be passed upon for the underwriter by Latham & Watkins LLP, New York, New  York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the reports of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The address of Samil PricewaterhouseCoopers is 92, Hangang-daero, Yongsan-gu, Seoul 140-702, Korea. Samil PricewaterhouseCoopers is a member of the Korean Institute of Certified Public Accountants.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance therewith file reports, including annual and quarterly reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information may be accessed through the SEC Internet website located at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the registration under the Securities Act of the securities offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement which contains further information with respect to our company and our securities. Statements herein concerning the provisions of documents filed as exhibits to the registration statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus supplement the documents listed below, each of which should be considered an important part of this prospectus supplement.

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 22, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, filed with the SEC on May 3, 2013, and June 30, 2013, filed with the SEC on August 5, 2013;

•	Our Currents Reports on Form 8-K filed with the SEC on February 6, 2013, June 3, 2013, July 18, 2013;

•	The information contained in Item 8.01 of our Current Report on Form 8-K filed with the SEC on July 30, 2013; and

•	The description of our common stock, par value $0.01 per share, contained in our registration statement on Form S-1 (Registration No. 333-165467), originally filed with the SEC on March 15, 2010, as amended, which description is incorporated by reference into our Amendment No. 1 to our Form 8-A filed with the SEC on March 10, 2011 and any amendment or report filed for the purpose of further updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the common stock covered by this prospectus supplement terminates. We will not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

You may obtain, free of charge, a copy of any of our filings (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number: c/o MagnaChip Semiconductor, Inc., 20400 Stevens Creek Boulevard, Suite 370, Cupertino, CA 95014, Attention: Executive Vice President, General Counsel and Secretary; the telephone number at that address is 408-625-5999.

PROSPECTUS

MagnaChip Semiconductor Corporation

20,789,539 Shares of Common Stock Offered by

the Selling Stockholders

This prospectus relates to the offer and sale, from time to time, by the selling stockholders named herein, which collectively hold a majority of our outstanding shares of common stock, $0.01 par value per share, and are affiliated with directors of our company, of up to 20,233,578 already outstanding shares of our common stock and up to 555,961 shares of our common stock issuable upon exercise of outstanding warrants held by the selling stockholders to the extent that the selling stockholders exercise such warrants (collectively, the “Common Shares”). See “Selling Stockholders.”

We will not receive any of the proceeds from the sale of the Common Shares by the selling stockholders, but we will receive the net proceeds of any warrants exercised and will incur expenses in connection with the offering.

Our registration of the Common Shares covered by this prospectus does not mean that the selling stockholders will offer or sell any of the Common Shares. The selling stockholders may sell the Common Shares covered by this prospectus in a number of different ways, at varying prices, and it different times or in separate transactions. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 8.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “MX.” On April 11, 2012, the last reported sale price of our common stock on the NYSE was $11.59 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2012.

“MagnaChip” is a registered trademark of us and our subsidiaries and “MagnaChip Everywhere” is our registered service mark. An application for United States trademark registration of “MagnaChip Everywhere” is pending. All other product, service and company names mentioned in this prospectus are the service marks or trademarks of their respective owners.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, the selling stockholders named under the heading “Selling Stockholders” in this prospectus may, from time to time, sell up to 20,789,539 shares of our common stock. Specific information about the terms of an offering will be, if required, included in a prospectus supplement relating to such offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of Common Shares.

This prospectus is not an offer to sell or solicitation of an offer to buy these Common Shares in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context otherwise indicates, the terms “we,” “us,” “our” and “MagnaChip” refer to MagnaChip Semiconductor Corporation and its consolidated subsidiaries. The term “Korea” refers to the Republic of Korea or South Korea. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

OUR COMPANY

General

We are a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. We believe we have one of the broadest and deepest analog and mixed-signal semiconductor technology platforms in the industry, supported by our 30-year operating history, large portfolio of approximately 2,975 registered novel patents and 425 pending novel patent applications, and extensive engineering and manufacturing process expertise. Our business is comprised of three key segments: Display Solutions, Power Solutions and Semiconductor Manufacturing Services. Our Display Solutions products include display drivers that cover a wide range of flat panel displays and mobile multimedia devices. Our Power Solutions products include discrete and integrated circuit solutions for power management in high-volume consumer applications. Our Semiconductor Manufacturing Services segment provides specialty analog and mixed-signal foundry services for fabless semiconductor companies that serve the consumer, computing and wireless end markets.

Corporate Information

MagnaChip Semiconductor LLC was first formed in Delaware as a limited liability company in November 2003, and was converted into MagnaChip Semiconductor Corporation, a Delaware corporation, in the corporate conversion in March 2011. Our principal executive offices are located at: c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709 L-2146 Luxembourg R.C.S., Luxembourg B-97483, and our telephone number is (352) 45-62-62. Our website address is www.magnachip.com. You should not consider the information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act that involve risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in this report that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this report are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Exchange Act.

You should read these risk factors and the other cautionary statements made in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein. We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.

The forward-looking statements made in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Shares by the selling stockholders. All of the proceeds will go to the selling stockholders. Upon exercise of the warrants, the selling stockholders will pay us the exercise price of the warrants of $15.76 per share. If the warrants exerciseable for the Common Shares being registered held by the selling stockholders are completely exercised, we would receive a maximum of $8,761,945 as a result of such exercises. There is no assurance that any of the warrants will be exercised. If we receive any proceeds from the exercise of the warrants, we intend to use these proceeds for general working capital purposes. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including stock splits, capital reorganizations, reclassifications, consolidations, combinations and mergers. The selling stockholders in this offering are funds affiliated with Avenue Capital Management II, L.P., collectively referred to herein as Avenue, which collectively beneficially owned approximately 55.5% of our outstanding common stock as of March 31, 2012, and are affiliated with directors of our company. See “Selling Stockholders.”

SELLING STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock held as of March 31, 2012 by the selling stockholders, the number of shares of common stock being offered hereby and information with respect to common stock to be beneficially owned by the selling stockholders assuming all the Common Shares registered hereunder are sold. The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest.

The percentages in the following table reflect the common stock beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock held and, to the extent applicable, issuable to the selling stockholders upon the exercise or conversion of any of our securities that are exercisable or convertible within 60 days of March 31, 2012. As of March 31, 2012, we had 36,880,879 shares of common stock outstanding.

The information set forth in the table below is based on information provided by or on behalf of the selling stockholders.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After the Offering(1)
Name	Number	Percentage	Number	Number	Percentage
Avenue Special Situations Fund V, L.P.(2)(3)(4)	8,457,136	22.8%	8,457,136	—	—
Avenue Special Situations Fund IV, L.P. (2)(3)(5)	6,685,868	18.1%	6,685,868	—	—
Avenue International Master, L.P. (2)(3)(6)	3,372,721	9.1%	3,372,721	—	—
Avenue-CDP Global Opportunities Fund, L.P. (2)(3)(7)	1,149,367	3.1%	1,149,367	—	—
Avenue Investments L.P.(2)(3)(8)	1,124,447	3.0%	1,124,447	—	—

(1)	Assumes that the selling stockholders dispose of all the Common Shares covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of these Common Shares does not necessarily mean that the selling stockholders will sell all or any portion of the Common Shares covered by this prospectus.
(2)	Affiliated with us as described in “Material Relationships.”
(3)	The following entities and persons are collectively referred to in this table as the “Avenue Capital Group”: (i) Avenue Investments, L.P. (“Avenue Investments”), (ii) Avenue International Master, L.P. (“Avenue International Master”), (iii) Avenue International, Ltd. (“Avenue International”), the sole limited partner of Avenue International Master, (iv) Avenue International Master GenPar, Ltd. (“Avenue International GenPar”), the general partner of Avenue International Master, (v) Avenue Partners, LLC (“Avenue Partners”), the general partner of Avenue Investments and the sole shareholder of Avenue International GenPar, (vi) Avenue-CDP Global Opportunities Fund, L.P. (“Avenue-CDP”), (vii) Avenue Global Opportunities Fund GenPar, LLC (“Avenue Global GenPar”), the general partner of Avenue-CDP, (viii) Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”), (ix) Avenue Capital Partners IV, LLC (“Avenue Capital IV”), the general partner of Avenue Fund IV, (x) GL Partners IV, LLC (“GL IV”), the managing member of Avenue Capital IV, (xi) Avenue Special Situations Fund V, L.P. (“Avenue Fund V”), (xii) Avenue Capital Partners V, LLC (“Avenue Capital V”), the general partner of Avenue Fund V, (xiii) GL Partners V, LLC (“GL V”), the managing member of Avenue Capital V, (xiv) Avenue Capital Management II, L.P. (“Avenue Capital Management”), the investment manager to Avenue Investments, Avenue International Master, Avenue-CDP, Avenue Fund IV and Avenue Fund V (collectively, the “Avenue Funds”), (xv) Avenue Capital Management II GenPar, LLC (“Avenue Capital Management GenPar”), the general partner of Avenue Capital Management, and (xvi) Marc Lasry, the managing member of Avenue International GenPar, Avenue Partners, Avenue Global GenPar, GL IV, GL V and Avenue Capital Management GenPar.

Prior to the offering, Avenue Capital Group beneficially owns 20,789,539 shares of common stock, which includes 555,961 shares of common stock the Avenue Capital Group may receive through the exercise of outstanding warrants.

The Avenue Funds have the sole power to vote and dispose of the common stock and warrants held by them. Avenue International, Avenue International GenPar, Avenue Partners, Avenue Global GenPar, Avenue Capital IV, GL IV, Avenue Capital V, GL V, Avenue Capital Management, Avenue Capital Management GenPar and Marc Lasry have the shared power to vote and dispose of the common stock and warrants held by the Avenue Funds, all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest.

(4)	Prior to the offering, Avenue Fund V beneficially owns 8,457,136 shares of common stock, or 22.8%, which represents 8,184,421 shares of common stock and 272,715 shares of common stock issuable upon the exercise of warrants held by Avenue Fund V. The securities owned by Avenue Fund V may also be deemed to be beneficially owned by Avenue Capital V, its general partner; GL V, the managing member of Avenue Capital V; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and GL V; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue Fund V, please see footnote (3).
(5)	Prior to the offering, Avenue Fund IV beneficially owns 6,685,868 shares of common stock, or 18.1%, which represents 6,526,958 shares of common stock and 158,910 shares of common stock issuable upon the exercise of warrants held by Avenue Fund IV. The securities owned by Avenue Fund IV may also be deemed to be beneficially owned by Avenue Capital IV, its general partner; GL IV, the managing member of Avenue Capital IV; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and GL IV; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue Fund IV, please see footnote (3).

(6)	Prior to the offering, Avenue International Master beneficially owns 3,372,721 shares of common stock, or 9.1%, which represents 3,302,273 shares of common stock and 70,448 shares of common stock issuable upon the exercise of warrants held by Avenue International Master. The securities owned by Avenue International Master may also be deemed to be beneficially owned by Avenue International, its sole limited partner; Avenue International GenPar, its general partner; Avenue Partners, the sole shareholder of Avenue International GenPar; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar, Avenue Partners and Avenue International GenPar; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue International Master, please see footnote (3).
(7)	Prior to the offering, Avenue-CDP beneficially owns 1,149,367 shares of common stock, or 3.1%, which represents 1,119,052 shares of common stock and 30,315 shares of common stock issuable upon the exercise of warrants held by Avenue-CDP. The securities owned by Avenue-CDP may also be deemed to be beneficially owned by Avenue Global GenPar, its general partner; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and Avenue Global GenPar; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue-CDP, please see footnote (3).
(8)	Prior to the offering, Avenue Investments beneficially owns 1,124,447 shares of common stock, or 3.0%, which represents 1,100,874 shares of common stock and 23,573 shares of common stock issuable upon the exercise of warrants held by Avenue Investments. The securities owned by Avenue Investments may also be deemed to be beneficially owned by Avenue Partners, its general partner; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and Avenue Partners; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue Investments, please see footnote (3).

Material Relationships

As of March 31, 2012, Avenue beneficially owned approximately 20,789,539 shares of common stock, or 55.5% of our outstanding common stock. In addition, affiliates of Avenue currently have three employees, Messrs. Elkins, Klein and Mulhern, serving as members of our seven-member board of directors.

Issuance of Common Stock

Prior to the completion of the corporate conversion, all of our outstanding equity securities were issued in the form of units by MagnaChip Semiconductor LLC. The following paragraph discusses the number of shares of our common stock that were issued to Avenue in conversion of the units upon the completion of the corporate conversion.

In connection with our reorganization proceedings, Avenue received an aggregate of 1,043,544 shares of common stock and warrants to purchase up to an aggregate of 555,961 shares of common stock in exchange for the release of claims relating to outstanding indebtedness in an aggregate principal amount of approximately $322.6 million. Avenue also acquired 22,016,423 shares of common stock at $1.12 per share pursuant to a $35 million rights offering that we completed in November 2009 and an additional 3,750,000 shares of common stock for providing a backstop service in agreeing to purchase any unsubscribed units in the offering.

Registration Rights Agreement

On November 9, 2009, we entered into a registration rights agreement, which we refer to in this prospectus as the “Registration Rights Agreement,” with the holders of MagnaChip Semiconductor LLC’s common units issued in our reorganization proceedings, including Avenue, where we granted them registration rights with respect to our common stock.

Warrant Agreement

On November 9, 2009, we entered into a warrant agreement with American Stock Transfer & Trust Company, LLC, which we refer to in this prospectus as the “Warrant Agreement,” whereby we issued warrants to purchase an aggregate of 1,875,017 shares of common stock pursuant to the reorganization proceedings to certain former creditors, which included Avenue.

Senior Debt

In April 2010, we sold $250 million of our senior notes to repay our senior secured credit facility. Avenue, our majority stockholder and affiliates, purchased $35 million in principal amount of our senior notes. Avenue is also affiliated with our directors Messrs. Elkins, Klein and Mulhern. On May 16, 2011, two of our wholly-owned subsidiaries, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, repurchased $35 million of the senior notes from Avenue, at a price of $1,090 per $1,000 principal amount of senior notes. We paid Avenue $2.2 million in interest for the year ended December 31, 2011.

Notes Registration Rights Agreement

In connection with the original issuance and sale of the senior notes, we entered into an exchange and registration rights agreement, dated as of April 9, 2010, with the initial purchasers of the senior notes pursuant to which we agreed to file, and thereafter filed, with the SEC a registration statement covering a registered exchange offer by us for the senior notes and a shelf registration statement covering resales of senior notes by certain holders, including Avenue.

PLAN OF DISTRIBUTION

We are registering 20,789,539 Common Shares for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling Common Shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling stockholders may offer and sell all or a portion of the Common Shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	in underwritten transactions;

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our shares are then listed or traded;

•	in privately negotiated transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling stockholders may sell the Common Shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the Common Shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on NYSE or any other exchange or market.

The Common Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our Common Shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this prospectus, which Common Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered Common Shares for whom they may act as agents. In addition, underwriters may sell the Common Shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the Common Shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the Common Shares, including liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the Common Shares, including certain liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the Common Shares, including the fees, charges and disbursements of one firm of counsel to the selling stockholders; however, the selling stockholders will pay any underwriting fees, discounts, selling commissions and stock transfer taxes relating to the registration and sale of the Common Shares in any underwritten offering.

Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Common Shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholders;

•	the number of Common Shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•

any fees, discounts, selling commissions or other compensation paid to underwriters or broker-dealers and any fees, discounts, selling commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by the selling stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 Common Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Common Shares offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of the Common Shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities for the Common Shares.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the Common Shares under this prospectus, the selling stockholders may sell the Common Shares in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

DESCRIPTION OF COMMON STOCK

The following description of the material terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Delaware General Corporation Law (DGCL).

Our authorized common stock consists of 150,000,000 shares. As of March 31, 2012, there were 36,880,879 shares of common stock outstanding. We also had outstanding options to purchase 3,198,248 shares of common stock at a weighted average exercise price of $7.18 per share. As of March 31, 2012, we have reserved an aggregate of 1,471,854 shares of common stock for issuance to our and our subsidiaries’ current and future directors, employees and consultants pursuant to our 2011 Equity Incentive Plan and our 2011 Employee Stock Purchase Plan. MagnaChip Semiconductor LLC issued warrants to purchase an aggregate of 1,875,017 shares of common stock (after giving effect to the corporate conversion) pursuant to the reorganization proceedings, which are subject to the Warrant Agreement. At March 31, 2012, 1,875,028 shares of common stock were subject to outstanding warrants and no shares of common stock had been purchased in connection with the exercise of such previously issued warrants.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Except as required by law or our certificate of incorporation and bylaws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present will be sufficient for the transaction of any business at a meeting. Subject to preferences held by, or that may be granted to, any outstanding shares of preferred stock, holders of our common stock will be entitled to receive ratably those dividends as may be declared by our board of directors out of funds legally available for such distributions, as well as any other distributions made to our stockholders. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and any liquidation preferences granted to the holders of outstanding shares of preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. All shares of our common stock that are outstanding at are fully paid and non-assessable.

Registration Rights

Pursuant to the Registration Rights Agreement, certain parties thereto, including the selling stockholders, have certain rights with respect to the registration of their shares of our common stock under the Securities Act, including shares of common stock issuable upon exercise of warrants to purchase our common stock.

Demand Registration Rights. Commencing 90 days following the completion of a firm commitment underwritten public offering of our securities pursuant to an effective registration statement filed by us under the Securities Act resulting in gross proceeds of at least $75.0 million to us, any holder who is a party to the Registration Rights Agreement who holds registrable securities has the right to demand that we file a registration statement covering the resale of its common stock, provided that a minimum of 20% of the common stock covered by the Registration Rights Agreement is included in such request, subject to a maximum of four such demands in the aggregate for all holders and to other specified exceptions. After we become eligible for the use of SEC Form S-3, any holder who is a party to the Registration Rights Agreement who holds registrable securities has the right to demand that we file with the SEC a registration statement under SEC Form S-3 or any similar short-form registration statement covering the shares of common stock held by these stockholders to be offered to the public, subject to specified exceptions. At the request of the holders, a demand registration may be a shelf registration pursuant to Rule 415 of the Securities Act.

The underwriters of any such offerings will have the right to limit the number of shares to be offered except that if a limit is imposed, then only shares held by holders who are parties to the Registration Rights Agreement will be included in such offering and the number of shares to be included in such offering will be allocated pro rata among those same parties. In any event, we will not include any securities of any other person (including us) in any demand registration statement without the prior written consent of the holders of a majority of the shares of common stock covered by such demand registration statement.

In no event will we be required to effect more than one demand registration under the Registration Rights Agreement within any three-month period (or within a given one-month period, in the case of any registration under Form S-3 or any similar short-form registration statement), and we will not be obligated to effect any demand registration unless the aggregate gross proceeds to be received from the sale of common stock equals or exceeds $10.0 million (or $1.0 million, in the case of any registration under Form S-3 or any similar short-form registration statement).

Piggyback Registration Rights. If we register any equity securities for our own account for public sale, stockholders with registration rights will, with specified exceptions, have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of such shares to be included in the registration statement if the inclusion of all common stock of the holders who are a party to the Registration Rights Agreement proposed to be included in such offering would materially and adversely interfere with the successful marketing of our securities. Priority of inclusion in the registration shall be given first to us, second to stockholders with registration rights, pro rata on the basis of the relative number of securities requested to be registered by such stockholder, and third to any other participating person on such basis as we determine.

Expenses of Registration. Other than underwriting fees, discounts, commissions, stock transfer taxes and fees and disbursements of legal counsel to participating holders (excluding the fees of one firm of legal counsel to all of the participating holders participating in an underwritten public offering), we will pay all expenses relating to demand registrations and all expenses relating to piggyback registrations.

Indemnification and Contribution. The Registration Rights Agreement contains indemnification and contribution arrangements between us and stockholders who are a party to the Registration Rights Agreement with respect to each registration statement.

Anti-takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Delaware Law. We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a public Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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on or after the date the business combination is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out of, and do not currently intend to opt out of, this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Charter and Bylaws. Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by the board of directors, including:

•	Authorized but Unissued Preferred Stock. Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as the board of directors may determine.

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Calling Special Stockholder Meetings. Our bylaws provide that special meetings of our stockholders may be called only pursuant to the request of our board of directors, by the chairman of our board of directors, by our chief executive officer or by the holders of at least 25% of the voting power of all then outstanding shares of our common stock. In addition, stockholders may not fill vacancies on the board of directors and may not act by written consent.

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Advanced Notice Procedures. Stockholders must timely provide advance notice, with specific requirements as to form and content, of nominations of directors or the proposal of business to be voted on at an annual meeting.

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Classified Board of Directors. Our bylaws provide that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. Our board is classified, with two directors in Class I, two directors in Class II and three directors in Class III. The members of each class will serve for a term expiring at the third succeeding annual meeting of stockholders. As a result, approximately one-third of our board will be elected each year. A replacement director shall serve in the same class as the former director he or she is replacing. The classification of our board will have the effect of making it more difficult for stockholders to change the composition of our board.

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Other Board of Director Requirements. Our authorized number of directors may be changed only by resolution of the board of directors and all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum. In addition, directors may only be removed for cause and then only by a vote of holders of a majority of the shares entitled to vote at an election of directors.

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Conflicts of Interest. Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities. Our certificate of incorporation provides that none of our non-employee directors, non-employee 5% or greater stockholders or their affiliates will have any duty to refrain from engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage. In addition, in the event that any such director, stockholder or affiliate acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us and may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a director solely in his or her capacity as our director.

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Director and Officer Indemnification. We will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

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Supermajority Voting Requirements. The affirmative vote of the holders of at least 66 2/3% in voting power of all shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for our stockholders to alter, amend or repeal the provisions of our bylaws or amend or repeal of certain provisions of our certificate of incorporation including the following:

•	classified board (the election and term of our directors);

•	the resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	filling vacancies on our board and newly created directorships;

•	the advance notice requirements for stockholder proposals and director nominations; and

•	indemnification provisions.

In addition, our certificate of incorporation grants our board the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or our certificate of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except to the extent such exemption from liability is not permitted by the DGCL.

Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly obligated to advance certain expenses (including attorneys’ fees and disbursements and court costs) and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing

Our common stock is listing on the NYSE under the symbol “MX.”

Transfer Agent and Registrar; Warrant Agent

The transfer agent and registrar for our common stock and the warrant agent for our warrants is American Stock Transfer & Trust Company, LLC and its telephone number is (800) 937-5449.

LEGAL MATTERS

Jones Day, Palo Alto, has issued an opinion with respect to the validity of the Common Shares to be offered by this prospectus. If counsel for any underwriters passes on legal matters in connection with an offering of the Common Shares described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the reports of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The address of Samil PricewaterhouseCoopers is LS Yongsan Tower, 191 Hangangro 2ga, Yongsan-gu, Seoul 140-702, Korea. Samil PricewaterhouseCoopers is a member of the Korean Institute of Certified Public Accountants.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and in accordance therewith file reports, including annual and quarterly reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information may be accessed through the SEC Internet website located at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the registration under the Securities Act of the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement which contains further information with respect to our company and our securities. Statements herein concerning the provisions of documents filed as exhibits to the registration statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus the documents listed below, each of which should be considered an important part of this prospectus.

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 8, 2012;

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The description of our common stock, par value $0.01 per share, contained in our registration statement on Form S-1 (Registration No. 333-165467), originally filed with the SEC on March 15, 2010, as amended, which description is incorporated by reference into our Amendment No. 1 to our Form 8-A filed with the SEC on March 10, 2011 and any amendment or report filed for the purpose of further updating such description.

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All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1) (3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K), after the date of the initial registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and the termination of the offering, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may obtain, free of charge, a copy of any of our filings (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number: c/o MagnaChip Semiconductor, Inc., 20400 Stevens Creek Boulevard, Suite 370, Cupertino, CA 95014, Attention: Executive Vice President, General Counsel and Secretary; the telephone number at that address is 408-625-5999.

1,700,000 Shares

MagnaChip Semiconductor Corporation

Common Stock

PROSPECTUS SUPPLEMENT

Barclays